UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 5, 2011 (July 5, 2011)
GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Winter Road, Delaware, Ohio	43015

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURES

Item 7.01. Regulation FD Disclosure
On July 5, 2011, Greif, Inc. (the “Company”) announced that its indirect, wholly owned Luxembourg subsidiary, Greif Luxembourg Finance S.C.A. (the “Issuer”), intends to offer €200 million aggregate principal amount of senior notes due 2021. The senior notes will be fully and unconditionally guaranteed on a senior basis by the Company. The Issuer intends to use the net proceeds from the offering to repay non-U.S. borrowings under the Company’s revolving multicurrency credit facility, without any permanent reduction of the commitments thereunder, and for general corporate purposes, including the financing of acquisitions.
The senior notes will be offered only to qualified institutional buyers under Rule 144 under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and to persons outside of the United States under Regulation S under the U.S. Securities Act. The senior notes will not be registered under the U.S. Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The Company hereby provides the following disclosure:
As previously reported, the Company has senior secured credit facilities which include a $750.0 million revolving multicurrency credit facility. As of July 1, 2011, $400.5 million of borrowings were outstanding under this revolving multicurrency credit facility. As previously disclosed, the Company has a $135.0 million trade accounts receivable facility. As of July 1, 2011, $113.5 million of borrowings were outstanding under this trade accounts receivable facility.
The foregoing information shall not constitute an offer to sell or the solicitation of an offer to buy the senior notes, nor shall there be any sale of the senior notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.
All statements, other than statements of historical facts, included in this Form 8-K, including without limitation, statements regarding our future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this Form 8-K are based on information currently available to our management. Although we believe that the expectations reflected in forward-looking statements have a reasonable basis, we can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) the current and future challenging global economy may adversely affect our business, (ii) historically, our business has been sensitive to changes in general economic or business conditions, (iii) our operations are subject to currency exchange and political risks, (iv) the continuing consolidation of our customer base and our suppliers may intensify pricing pressure, (v) we operate in highly competitive industries, (vi) our business is sensitive to changes in industry demands, (vi) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (vii) we may encounter difficulties arising from acquisitions, (viii) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (ix) tax legislation initiatives or challenges to our tax positions may adversely impact our financial results or condition, (x) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xi) our ability to attract, develop and retain talented employees, managers and executives is critical to our success, (xii) our business may be adversely impacted by work stoppages and other labor relations matters, (xiii) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xiv) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xv) legislation/regulation related to climate change and environmental and health and safety matters and product liability claims could negatively impact our operations and financial performance, (xvi) changing climate conditions may adversely affect our operations and financial performance, and (xvii) the frequency and volume of our timber and timberland sales will impact our financial performance. The risks described above are not all inclusive and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a more detailed discussion of the most significant risks and uncertainties that could cause the Company’s actual results to differ materially from those projected, see “Risk Factors” in Part I, Item 1A of the Company’s Form 10-K for its fiscal year ended October 31, 2010. All forward-looking statements made in this Form 8-K are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: July 5, 2011	By	/s/ Robert M. McNutt
Senior Vice President and Chief Financial Officer